UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street

Evansville, Indiana 47708

(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2012, Old National Bancorp (“ONB”), an Indiana corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Indiana Community Bancorp (“ICB”), an Indiana corporation, pursuant to which ICB will merge with and into ONB, whereupon the separate corporate existence of ICB will cease and ONB will survive (the “Merger”). Simultaneous with the Merger, Indiana Bank and Trust Company, an Indiana chartered commercial bank and wholly owned subsidiary of ICB, will be merged with and into Old National Bank, a national banking association and wholly owned subsidiary of ONB, with Old National Bank as the surviving bank.

The Merger Agreement has been approved by the board of directors of each of ONB and ICB. Subject to the approval of ICB’s common shareholders of the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the second quarter of 2012.

The members of the board of directors of ICB have entered into a voting agreement pursuant to which they have agreed to vote their shares of ICB common stock in favor of the Merger. A copy of the voting agreement is filed hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with the Merger, each ICB shareholder will receive 1.90 shares of ONB common stock (the “Exchange Ratio”) for each share of ICB common stock owned by them, subject to adjustment procedures set forth below (the “Merger Consideration”). Upon completion of the Merger, unvested ICB stock options will become fully vested and all ICB stock options will convert into options to purchase ONB common stock, subject to adjustment pursuant to the Merger Agreement. Any shares of ICB restricted stock (except 21,000 shares granted to John K. Keach, Jr.) which are subject to transfer restrictions at the closing of the Merger will have those transfer restrictions lapse at the closing. Based on a $12.00 per share ONB common stock price (stock price based on 20 day average from December 21, 2011 to January 20, 2012), the transaction value is estimated at $79.2 million.

In addition, immediately prior to or contemporaneously with the completion of the Merger, ONB will fund the redemption by ICB, or the purchase by ONB, from the United States Department of the Treasury (“UST”) of each share of the ICB Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “ICB TARP Preferred Stock”) issued and outstanding on such date (such purchase, the “TARP Purchase”). ONB may, but will not be required to, also fund the purchase by ONB or ICB of the warrant issued on December 12, 2008 to the UST in connection with the issuance of the ICB TARP Preferred Stock. The amount estimated to fund the TARP Purchase is $21.5 million (the principal amount of outstanding ICB TARP Preferred Stock) plus any accrued dividends payable at the time of the TARP Purchase.

At the effective time of the Merger, the Exchange Ratio may be adjusted in the manner prescribed in the Merger Agreement based on the following: (i) if the amount of the ICB Consolidated Shareholders’ Equity (as defined in the Merger Agreement) is less than $65.862 million as of the end of the last day of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made; (ii) if the aggregate amount of ICB Delinquent Loans (as defined in the Merger Agreement) as of the tenth day prior to the effective time of the Merger is greater than $34.5 million; (iii) if the Credit Mark (as defined in the Merger Agreement) applied to the Special Loans (as defined in the Merger Agreement) is (a) less than $31.982 million or (b) greater than $33.982 million; (iv) if there is a change in the number of shares of ONB common stock issued and outstanding prior to the effective time of the Merger by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding ONB common stock; and (v) at ONB’s option, in the manner prescribed in the Merger Agreement, following notice of termination from ICB resulting from a decrease in ONB’s market value.

The Merger Agreement contains representations, warranties and covenants of ONB and ICB, including, among others, a covenant that requires (i) ICB to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and (ii) ICB not to engage in certain kinds of transactions during such period (without the prior written consent of ONB). Subject to certain terms and conditions, the board of directors of ICB will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby, and will solicit proxies voting in favor of the Merger Agreement from ICB’s shareholders. ICB has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for both ONB and ICB, and further provides that upon termination of the Merger Agreement under certain circumstances, ICB will be obligated to pay ONB a termination fee of $3.25 million.

As noted above, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of ICB, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, (iv) effectiveness of the registration statement to be filed by ONB with the Securities and Exchange Commission (the “SEC”) with respect to the ONB common stock to be issued in the Merger, (v) ICB Delinquent Loans shall not exceed $49.5 million as of the tenth day prior to the effective time of the Merger, (vi) the Credit Mark on the Special Loans shall not be greater than $43.982 million as of the tenth day prior to the effective time of the Merger, (vii) the ICB Consolidated Shareholders’ Equity as of the end of the last day of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made, shall not be less than $59.862 million; and (viii) the occurrence of the TARP Purchase. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning ONB and ICB that each company publicly files in reports and statements with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction F to Form 8-K, a press release issued jointly by ONB and ICB is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information for Shareholders

In connection with the proposed merger, ONB will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of ICB and a Prospectus of ONB, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about ONB and ICB, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from ONB at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from ICB by accessing ICB’s website at www.myindianabank.com under the tab “Shareholder Relations” and then under the heading “Documents.”

ONB and ICB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of ICB in connection with the proposed merger. Information about the directors and executive officers of ONB is set forth in the proxy statement for ONB’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 25, 2011. Information about the directors and executive officers of ICB is set forth in the proxy statement for ICB’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 22, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of ONB’s and ICB’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,”

“could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger not being realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and ICB’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); the ability of ONB or ICB to execute their respective business plans (including the proposed acquisition of ICB); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either ONB’s or ICB’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Report and other factors identified in ONB’s and ICB’s Annual Reports on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this Report, and neither ONB nor ICB undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Report.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated January 24, 2012, by and between Old National Bancorp and Indiana Community Bancorp

10.1	Voting Agreement dated January 24, 2012

99.1	Joint Press Release issued by Old National Bancorp and Indiana Community Bancorp dated January 25, 2012

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OLD NATIONAL BANCORP (Registrant)

Date: January 25, 2012	By:	/s/ JEFFREY L. KNIGHT
Jeffrey L. Knight
Executive Vice President, Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated January 24, 2012, by and between Old National Bancorp and Indiana Community Bancorp

10.1	Voting Agreement dated January 24, 2012

99.1	Joint Press Release issued by Old National Bancorp and Indiana Community Bancorp dated January 25, 2012